As filed with the Securities and Exchange Commission on August 14, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HOWARD HUGHES HOLDINGS INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	93-1869991 (I.R.S. Employer Identification Number)
9950 Woodloch Forest Drive, Suite 1100
The Woodlands, Texas 77380
(281) 929-7700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
David O’Reilly
Chief Executive Officer
Howard Hughes Holdings Inc.
9950 Woodloch Forest Drive, Suite 1100
The Woodlands, Texas 77380
(281) 929-7700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Jennifer Zepralka Mayer Brown LLP 1999 K Street, NW Washington, DC 20006 (202) 263-3446	Joseph Valane Chief Legal Officer & Secretary Howard Hughes Holdings Inc. 9950 Woodloch Forest Drive, Suite 1100 The Woodlands, Texas 77380 (281) 929-7700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Howard Hughes Holdings Inc.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Purchase Units
Warrants

We may, from time to time, offer and sell debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, and/or purchase units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, and the securities offered hereby may be convertible into or exercisable or exchangeable for other securities offered hereby. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock trades on the New York Stock Exchange under the symbol “HHH.”

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 1 of this prospectus and the “Risk Factors” section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 14, 2026

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus.
We have not authorized anyone to provide you with information different from that contained in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us” and “the Company” refer, collectively, to Howard Hughes Holdings Inc., a Delaware corporation, and its consolidated subsidiaries.
RISK FACTORS
Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering. Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.howardhughes.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-41779) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed on February 19, 2026), as amended by our Annual Report on Form 10-K/A filed on April 29, 2026;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 (filed on May 7, 2026) and June 30, 2026 (filed on August 5, 2026);

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Our Current Reports on Form 8-K filed on February 17, 2026, April 21, 2026, June 5, 2026, and July 15, 2026;

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Our definitive proxy statement on Schedule 14A filed on August 15, 2025; and

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The description of our common stock, Series A Preferred Stock and outstanding warrants contained in Exhibit 4.3 to this Registration Statement, filed herewith, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Howard Hughes Holdings Inc.
9950 Woodloch Forest Drive, Suite 1100
The Woodlands, Texas 77380
Attn: Investor Relations
Phone: (281) 929-7700
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein regarding our company, the securities offered hereby, any offering contemplated by this prospectus, our strategy, future operations, financial position, future revenue, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements we make. These important factors include the factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, each of which is incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

HOWARD HUGHES HOLDINGS INC.
We are a holding company that owns The Howard Hughes Corporation (“HHC”), our real estate development subsidiary, and, through our wholly owned subsidiary Howard Hughes Insurance Holdings, LLC, Vantage Group Holdings Ltd. (“Vantage”), a specialty insurance and reinsurance company. Through HHC, we operate a large-scale, mixed-use real estate platform focused on the development of master planned communities (“MPCs”), the investment in strategic real estate development opportunities, and the ownership and operation of income-producing properties.
In 2025, we began executing a long-term strategy to transition from a pure-play real estate company to a diversified holding company. On May 5, 2025, the Company sold 9,000,000 newly issued shares of common stock to PS Inc. (f/k/a Pershing Square Holdco, L.P.), an affiliate of Pershing Square Capital Management, L.P. (“PSCM,” and together with PS Inc. and their respective affiliates, collectively, “Pershing Square”), for an aggregate purchase price of $900 million, with the expectation that the proceeds would be used to acquire or make investments in other operating companies. On December 17, 2025, we entered into a definitive agreement to acquire 100% of Vantage, a privately held specialty insurance and reinsurance company, for cash consideration of approximately $2.1 billion. On June 4, 2026 (the “Closing Date”), we completed the acquisition of Vantage (the “Vantage Acquisition”). In connection with the closing of the Vantage Acquisition, Pershing Square Holdings, Ltd. (“PSH”), an affiliate of PSCM, purchased 140,000 shares of our Series A Non-Voting Exchangeable Perpetual Preferred Stock (the “Series A Preferred Stock”) for aggregate proceeds of approximately $1.0 billion, pursuant to a Subscription Agreement (as defined herein), dated June 4, 2026 (on terms substantially consistent with the Equity Commitment Letter, dated December 17, 2025, between the Company and PSH, as defined herein).
We currently operate through three business segments: Operating Assets; MPCs; and Strategic Developments, which are organized based on the different products and services that each segment offers, and are separately managed as each requires different operating strategies or management expertise reflective of management’s operating philosophies and methods. In our MPC segment, we plan, develop, and manage small cities and large-scale, mixed-use communities in markets with strong long-term growth fundamentals. This business focuses on the horizontal development of residential land. The improved acreage is then sold to homebuilders who build and sell homes to new residents. New homeowners create demand for commercial developments, such as retail, office, multifamily, and hospitality offerings. We build these commercial properties through our Strategic Developments business at the appropriate times, which helps mitigate development risk, using the cash flow harvested from the sale of land to homebuilders. Once the commercial developments are completed, the assets transition to our Operating Assets segment, which increases recurring Net Operating Income (“NOI”), further funding our Strategic Developments. New office, retail, and other commercial amenities make our MPC residential land more appealing to buyers and increase the velocity of land sales at premiums that typically exceed the broader market. This increased demand for residential land generates more cash flow from MPCs, thus continuing the value-creation cycle.
Due to the recent timing of the Vantage Acquisition, the Company is continuing to evaluate the acquired operations, including the manner in which the Chief Operating Decision Maker (CODM) reviews financial information and allocates resources. Accordingly, the results of the acquired business have not yet been separately reflected within the Company’s segment reporting disclosures as of June 30, 2026. The Company expects to finalize its segment reporting assessment as integration activities progress. The Company’s segments or assets within such segments could change in the future as development of certain properties commences or other operational or management changes occur.
Our principal executive offices are located at 9950 Woodloch Forest Drive, Suite 1100, The Woodlands, Texas 77380, and our telephone number is (281) 929-7700.
RELATIONSHIP WITH PERSHING SQUARE
The following is a summary of the material agreements between the Company and PS Inc., PSCM and PSH, each of which is currently in effect. As of the date of this prospectus, Pershing Square beneficially owns approximately 46.7% of our outstanding shares of common stock, and PSH holds 140,000 shares of our Series A Preferred Stock. The summaries below are qualified in their entirety by reference to the full text of the applicable agreements, each of which has been filed with the SEC and is incorporated by reference herein.

All related party transactions between the Company and Pershing Square require the approval of a majority of the Disinterested Directors (as defined in the Standstill Agreement described below), consistent with the terms of the Standstill Agreement.
Share Purchase Agreement
On May 5, 2025, the Company entered into a Share Purchase Agreement with PS Inc. pursuant to which the Company sold to PS Inc. 9,000,000 newly issued shares of common stock at a purchase price of $100.00 per share, for an aggregate purchase price of $900,000,000. The Company agreed to reimburse the reasonable and documented expenses of PS Inc. and its affiliates incurred in connection with the negotiation and execution of the transaction documents in an amount not to exceed $25,000,000. The proceeds from the sale have been used to fund the Company’s strategy of transitioning to a diversified holding company, including the acquisition of Vantage, as described above. The Share Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 6, 2025.
Services Agreement
On May 5, 2025, the Company entered into a Services Agreement with PSCM (the “Services Agreement”) pursuant to which PSCM provides investment advisory and other services to the Company in support of its diversified holding company strategy. The services provided by PSCM include: (i) investment advisory services; (ii) recommendations with respect to hedging, balance sheet optimization and capital allocation; (iii) executing transactions; (iv) assisting with business and corporate development functions; (v) making voting recommendations for the Company’s investments; (vi) assisting with and advising on fundraising; (vii) monitoring operations of the Company and its investments; (viii) providing recommendations for persons to serve as designees or deputies of the Chief Investment Officer; (ix) engaging and supervising third-party service providers; (x) making dividend payment recommendations; and (xi) such other services as may be agreed upon.
Pursuant to the Services Agreement, the Company pays PSCM (i) a quarterly base fee of $3,750,000 and (ii) a quarterly variable fee equal to 0.375% of the excess value of the quarter-end stock price of the Company’s common stock minus the reference price of $66.1453, multiplied by the reference share count of 59,393,938 shares (which will not increase with the issuance of new shares of common stock). The base fee and the reference price are subject to annual adjustment based on the Core PCE Price Index. The base fee and the variable fee are each paid quarterly.
The Services Agreement has an initial ten-year term and successive renewal terms of ten years, unless either party terminates or elects not to renew in accordance with its terms. The Company may terminate the Services Agreement with 120 days’ prior written notice (or 30 days’ prior written notice for specific causes), with the approval of two-thirds of the Disinterested Directors (as defined in the Services Agreement), upon the occurrence of specified events, including: (i) material default by PSCM causing material harm that is not cured within a 60-day cure period; (ii) fraud, misrepresentation or embezzlement by PSCM; (iii) bad faith, willful misconduct, gross negligence or criminal conduct by PSCM; (iv) bankruptcy or insolvency of PSCM; (v) a change of control of the Company (subject to payment of a make-whole fee); and (vi) with unanimous approval of the Disinterested Directors, if PS Inc. and its affiliates no longer beneficially own all of the shares purchased pursuant to the Share Purchase Agreement during the first ten years following the closing date (or 75% of such shares thereafter). The Company may also elect not to renew the Services Agreement upon unanimous approval of the Disinterested Directors and a subsequent 70% vote of shares outstanding (excluding shares held by Pershing Square and its affiliates). In the event of termination upon a change of control, the Company must pay PSCM a make-whole fee approximating the present value of the total fees (base and variable) that PSCM would have received for the remainder of the then-current term.
The Services Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 6, 2025. As long as the Services Agreement remains in effect, none of the Company, Vantage or Vantage’s subsidiaries will pay any additional investment management or advisory fees to PSCM under the Investment Management Agreements described below.

Shareholder Agreement
On May 5, 2025, the Company entered into a Shareholder Agreement with PS Inc. and PSCM (the “Shareholder Agreement”) establishing certain governance rights and obligations.
Director Nomination Rights.   At any meeting of stockholders at which directors are to be elected: (i) for so long as the Purchaser Group (as defined in the Shareholder Agreement, consisting of PS Inc., PSCM and their respective affiliates, including investment funds managed by one or more affiliates) beneficially owns at least 17.5% of the outstanding shares of common stock on a fully diluted basis, PS Inc. may nominate for election a number of directors equal to 25% of the total number of members of the Board (rounded up, e.g., three directors in the case of an eleven-member Board) (each such director, a “PS Board Designee”); and (ii) for so long as the Purchaser Group beneficially owns less than 17.5% but at least 10% of the outstanding shares of common stock on a fully diluted basis, PS Inc. may nominate a number of PS Board Designees equal to 10% of the total number of members of the Board (rounded up, e.g., two directors in the case of an eleven-member Board). The director nomination rights terminate if the Purchaser Group owns less than 10% of the outstanding shares of common stock on a fully diluted basis.
Executive Chairman.   For so long as the Purchaser Group beneficially owns at least 17.5% of the outstanding shares of common stock on a fully diluted basis, William A. Ackman, Chief Executive Officer of PSCM, will serve as Executive Chairman of the Board, for so long as he is one of the PS Board Designees and is willing to serve. Any Board committee (except for special committees established for potential conflict of interest situations) will include proportional representation of the PS Board Designees, subject to applicable law and stock exchange rules.
Consent Rights.   Effective from and after the time that PS Inc. files a Form S-1 for an initial public offering, without the prior written consent of PS Inc., the Company will not: (i) acquire or dispose of any shares, assets, business or operations that, taken as a whole, would exceed the 30% significance threshold under the total asset test set forth in Rule 3-05 of Regulation S-X; (ii) incur third-party indebtedness if, immediately following such incurrence, the Company’s Indebtedness to Consolidated Tangible Net Worth Ratio would exceed 2.5; (iii) materially change the Company’s business in a manner that would constitute a significant departure from the Company’s intended strategy of acquiring controlling interests in operating companies and becoming a diversified holding company; (iv) (provided that the Services Agreement remains in effect) cause or permit the appointment, removal or replacement of the Chief Investment Officer; or (v) (provided that the Services Agreement remains in effect) amend, modify or alter the scope of authority, duties or responsibilities of the Executive Chairman or the Chief Investment Officer. The consent rights are suspended in certain circumstances and terminate when the Purchaser Group no longer beneficially owns at least 17.5% of the outstanding shares of common stock on a fully diluted basis.
Subscription Rights.   If the Company issues or sells any shares of common stock to third parties (other than shares issued pursuant to equity incentive plans for employees, directors or consultants), members of the Purchaser Group have the right to acquire shares of common stock for the same price and on the same terms as such shares are offered to such third parties.
The Shareholder Agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed May 6, 2025.
Standstill Agreement
On May 5, 2025, the Company entered into a Standstill Agreement with PS Inc. (the “Standstill Agreement”) establishing certain governance, ownership and transfer restrictions.
Governance Matters.   For so long as PS Inc. and its affiliates collectively beneficially own more than 10% of the outstanding shares of common stock on a fully diluted basis, none of PS Inc. or its affiliates will take any action inconsistent with the following corporate governance principles: (i) a majority of the Board shall be independent under applicable stock exchange standards; (ii) the Board shall have a nominating committee, a majority of which shall be independent and not affiliated with or nominated by PS Inc. or any of its affiliates; (iii) the size of the Board will be fixed at 11 members and cannot be changed without approval of 75% of the Board; and (iv) any change of control transaction involving stockholders holding more than 10% of the outstanding shares of common stock requires approval of both a majority of the Disinterested Directors and a majority of the voting power of unaffiliated stockholders.
Ownership Cap.   PS Inc., PSCM and their respective affiliates have agreed not to acquire beneficial or economic ownership of more than 47% of the outstanding shares of common stock.
Voting Cap.   For all matters being voted on at a stockholder meeting or in a consent solicitation that the Board recommends that stockholders approve, the voting power of shares held by PS Inc., PSCM and their respective affiliates is limited to 40% of the total voting power of the outstanding shares of common stock. Shares held by Pershing Square in excess of the 40% cap will be voted in proportion to the votes cast by stockholders unaffiliated with Pershing Square. This voting cap is uniformly applied across all matters except for the election of PS Board Designees, for which no voting cap applies.
Transfer Restrictions.   Without the approval of a majority of the Disinterested Directors, PS Inc., PSCM and their respective affiliates may not sell or otherwise transfer any shares of common stock if, immediately after giving effect to such sale or transfer, the acquiring person (other than an underwriter) would, together with its affiliates, beneficially own more than 10% of the then-outstanding shares of common stock.
Related Party Transactions.   Without the approval of a majority of the Disinterested Directors, PS Inc., PSCM and their respective affiliates may not engage in (i) any transaction or series of related transactions, directly or indirectly, between the Company or any subsidiary, on the one hand, and any of PS Inc., PSCM or their respective affiliates, on the other hand, or (ii) any waiver of any limitation or restriction in the transaction documents with respect to the purchase or sale of common stock by Pershing Square, except for (a) transactions expressly contemplated in the transaction documents, (b) customary compensation arrangements for PS Board Designees, and (c) transactions in the ordinary course of business that do not involve payments by the Company in excess of $10,000,000.
Termination.   The Standstill Agreement terminates upon: (i) mutual agreement of the Company (with approval of two-thirds of the disinterested directors) and PS Inc.; (ii) PS Inc.’s beneficial ownership falling below 10% of the outstanding shares of common stock on a fully diluted basis; (iii) a change of control of the Company not involving Pershing Square; (iv) a sale of all or substantially all of the Company’s assets or acquisition by any person of 90% or more of the total voting power of the Company; or (v) notice by PS Inc. upon expiration or termination of the Services Agreement.
The Standstill Agreement was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed May 6, 2025.
Registration Rights Agreement (Common Stock)
On May 5, 2025, the Company entered into a Registration Rights Agreement with PS Inc., PSCM and certain other affiliates of Pershing Square (the “Common Stock RRA”) pursuant to which the Company agreed to provide PS Inc. and such affiliates with demand registration rights and customary piggyback registration rights with respect to shares of the Company’s common stock held by Pershing Square. The Common Stock RRA also requires the Company to file a shelf registration statement, upon request, to register for resale all or a portion of the shares of common stock owned by PS Inc. and such affiliates. The Common Stock RRA contains customary indemnification provisions. The Common Stock RRA was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed May 6, 2025.
Subscription Agreement and Series A Preferred Stock
On the Closing Date, in connection with the closing of the Vantage Acquisition, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with PSH on terms substantially consistent with the Equity Commitment Letter, dated December 17, 2025 (the “Equity Commitment Letter”). Pursuant to the Subscription Agreement, the Company issued and sold to PSH 140,000 shares of Series A Preferred Stock, for an aggregate purchase price of approximately $1.0 billion. The Series A Preferred Stock was approved by a committee of the Board comprised solely of independent and Disinterested Directors, which unanimously approved the issuance and recommended that the Board approve it, consistent with the terms of the Standstill Agreement. The Board approved the issuance of the Series A Preferred Stock based on the committee’s recommendation.
The terms of the Series A Preferred Stock are set forth in the Certificate of Designations filed with the Secretary of State of the State of Delaware on June 4, 2026, and filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 5, 2026 (the “Certificate of Designations”). A description of the material terms of the Series A Preferred Stock, including the Call Option, exchange rights into common units of Howard Hughes Insurance Holdings, LLC (the Company’s wholly owned subsidiary and direct parent of Vantage) (“Buyer Units”), mandatory repurchase provisions, protective provisions, preemptive rights, right of first refusal and transfer restrictions, is set forth under “Description of Capital Stock — Series A Non-Voting Exchangeable Perpetual Preferred Stock” in this prospectus.
Pursuant to the Subscription Agreement, PSH also has a right of first refusal with respect to any proposed secondary sale of any equity securities of Howard Hughes Insurance Holdings, LLC (including any instruments convertible into such equity) to any third party, permitting PSH to purchase any such equity securities on the terms and conditions offered to such third party. In the event the exercise of the right of first refusal would cause PSH to exceed the 49% Ownership Cap (as defined in the Certificate of Designations), the underlying proposed sale requires the consent of a majority-in-interest of the holders of the Preferred Stock.
The Subscription Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 5, 2026. The Equity Commitment Letter was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 18, 2025.
Vantage Registration Rights Agreement
On the Closing Date, in connection with the Vantage Acquisition, the Company, Howard Hughes Insurance Holdings, LLC and PSH entered into a Registration Rights Agreement (the “Vantage RRA”). Pursuant to the Vantage RRA, Howard Hughes Insurance Holdings, LLC has agreed to provide PSH and certain of its affiliates with demand registration rights and customary piggyback registration rights with respect to the Buyer Units issuable upon exchange of the Preferred Stock. The demand rights under the Vantage RRA require Howard Hughes Insurance Holdings, LLC, upon request and subject to limited exceptions, to conduct an initial public offering or a direct listing of the Buyer Units concurrently with the exchange by PSH or its affiliates of the Preferred Stock for Buyer Units pursuant to the terms of the Certificate of Designations. The Vantage RRA also requires the Company to file certain shelf registration statements, upon request, to register for resale all or a part of the Buyer Units owned by PSH and such affiliates. The Vantage RRA contains customary indemnification provisions. The Vantage RRA was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 5, 2026 (incorporated by reference to Annex D to the Subscription Agreement filed as Exhibit 10.1 thereto).
Investment Management Agreements
On the Closing Date, PSCM entered into Investment Management Agreements (collectively, the “IMAs”) with: (i) Vantage Risk Specialty Insurance Company; (ii) Vantage Risk Assurance Company; (iii) Vantage Risk Ltd.; and (iv) Vantage Group Holdings, Ltd., pursuant to which PSCM serves as investment manager of each such company’s general account and other investment portfolios. The IMAs were entered into following non-disapproval by the Delaware Department of Insurance and approval by a majority of the Disinterested Directors pursuant to the Standstill Agreement. As long as the Services Agreement remains in effect, none of the Company, Vantage or Vantage’s subsidiaries will pay any additional investment management or advisory fees to PSCM under the IMAs.
Director Warrant Agreement
On April 20, 2026, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with MGFT Investments LLC, a Delaware limited liability company solely owned and controlled by a trust for the benefit of certain members of Marc Grandisson’s family (the “Warrantholder”), pursuant to which the Company granted and sold to the Warrantholder a warrant (the “Director Warrant”) to acquire up to 1,131,273 shares of common stock (the “Warrant Shares”) at an exercise price of $100.00 per share, for a cash purchase price of $10,000,000 (equal to $8.84 per Warrant Share). The Director Warrant was issued in connection with the appointment of Marc Grandisson to the Board following the resignation of Ben Hakim, with Mr. Grandisson having been designated to fill such vacancy by PS Inc. pursuant to the Shareholder Agreement. A description of the material terms of the Director Warrant is set forth under “Description of Warrants — Director Warrants Issued April 20, 2026” in this prospectus. The Warrant Agreement was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 21, 2026.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of properties or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.
DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Howard Hughes Holdings Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries. The outstanding indebtedness of our subsidiaries, including the 5.875% Senior Notes due 2032 and the 6.125% Senior Notes due 2034 issued by The Howard Hughes Corporation, is not described in this section; this section applies solely to debt securities that Howard Hughes Holdings Inc. may issue directly under the indentures described herein.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “— Certain Terms of the Subordinated Debt Securities — Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
The applicable prospectus supplement and any free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:
•
the title and type of the debt securities;

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whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

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the aggregate principal amount of the debt securities;

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the price or prices at which we will sell the debt securities;

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if other than denominations of $2,000 and any integral multiples of $1,000, the denominations in which any debt securities will be issued;

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the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

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the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

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the right, if any, to extend the interest payment periods and the duration of that extension;

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the manner of paying principal and interest and the place or places where principal and interest will be payable;

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the terms of any mandatory redemption or provisions for a sinking fund, purchase fund or other analogous fund, if any;

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any redemption dates, prices, obligations and restrictions on the debt securities;

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the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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any conversion or exchange features of the debt securities;

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whether and upon what terms the debt securities may be defeased or discharged;

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any events of default or covenants in addition to or in lieu of those set forth in the indenture;

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whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

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whether the series of debt securities will be guaranteed as to payment or performance; and

•
any other material terms of the debt securities.

The applicable prospectus supplement will also describe any applicable material U.S. federal income tax consequences.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you with those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Floating rate debt securities may bear interest based on the Secured Overnight Financing Rate (SOFR), the Sterling Overnight Interbank Average Rate (SONIA), or any other benchmark rate specified in the applicable prospectus supplement. The London Interbank Offered Rate (LIBOR) has been permanently discontinued and will not serve as a benchmark rate for any series of debt securities issued under this prospectus. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants.   Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets.   Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•
the successor entity, if any, is a U.S. corporation or entity (subject to certain exceptions provided for in the senior indenture);

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the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

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immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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certain other conditions are met.

No Protection in the Event of a Change in Control.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:
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failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

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failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•
default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•
certain events of bankruptcy or insolvency, whether or not voluntary; and

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any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement, the default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “— Modification and Waiver.”
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
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the holder gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest, if any, on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge.   We can satisfy and discharge our obligations to holders of any series of senior debt securities if:
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we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

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all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as a taxable event, and beneficial owners of such debt securities would generally recognize any gain or loss on such senior debt securities. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance.   Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of senior debt securities issued under the indentures.
Legal Defeasance.   We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
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We deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.

•
We deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that as a result of a change in law, the beneficial owners of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred.

If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance.   Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
•
We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•
We must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the beneficial owners of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver.   We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:
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to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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to provide for or add guarantors with respect to the senior debt securities of any series;

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to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

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to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding;

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to create additional series of senior debt securities under the senior indenture; or

•
to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification

(each such series voting as a separate class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•
extends the final maturity of any senior debt securities of such series;

•
reduces the principal amount of any senior debt securities of such series;

•
reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•
reduces the amount payable upon the redemption of any senior debt securities of such series;

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changes the currency of payment of principal of or interest on any senior debt securities of such series;

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reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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waives a default in the payment of principal of, or interest on, the senior debt securities;

•
changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•
modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

•
reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
No Personal Liability of Incorporators, Stockholders, Officers, Directors.   The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee.   The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds.   All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law.   The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means, with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•
all of the indebtedness of that person for money borrowed;

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all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•
all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above; unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF CAPITAL STOCK
General
The following description of the capital stock of Howard Hughes Holdings Inc. is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our (i) Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and (ii) Amended and Restated Bylaws (the “Bylaws”), each of which is incorporated by reference as an exhibit to the Current Report on Form 8-K filed on August 11, 2023.
Our authorized capital shares consist of 150,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. All outstanding shares of our common stock are fully paid and nonassessable.
Common Stock
Voting Rights
Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.
Dividend Rights
Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose.
Liquidation Rights
If there is a liquidation, dissolution or winding up of our Company, holders of our common stock would be entitled to a ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any outstanding preferred stock.
Other Rights and Preferences
There are no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. There are no provisions in our Certificate of Incorporation or Bylaws discriminating against a stockholder because of his or her ownership of a particular number of shares.
Preferred Stock
As of the date of this prospectus, 140,000 shares of our Series A Preferred Stock are issued and outstanding, all of which were sold to PSH in connection with the closing of the Vantage Acquisition on the Closing Date. The terms of the Series A Preferred Stock are described in more detail below under “— Series A Non-Voting Exchangeable Perpetual Preferred Stock.” The terms of any additional series of preferred stock that we may offer will be described in the prospectus supplement relating to that series of preferred stock. The terms of any such additional series of preferred stock may differ from the terms described below. The descriptions of the preferred stock below and in any applicable prospectus supplement are summaries and do not purport to be complete.
We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.
A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.
Any preferred stock that we offer in addition to the Series A Preferred Stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:
•
the designation and stated value per share of the preferred stock and the number of shares offered;

•
the amount of liquidation preference per share;

•
the price at which the preferred stock will be issued;

•
the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•
any redemption or sinking fund provisions;

•
if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•
any conversion provisions;

•
whether we have elected to offer depositary shares as described below under “Description of Depositary Shares”; and

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any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.
Rank.   Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:
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senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

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on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Dividends.   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.
No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment of dividends on the preferred stock will have been set apart for payment.
Liquidation Preference.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive, out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Redemption.   If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:
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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:
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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
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the redemption date;

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the number of shares and series of preferred stock to be redeemed;

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the redemption price;

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the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

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that dividends on the shares to be redeemed will cease to accrue on such redemption date;

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the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

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the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Voting Rights.   Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).
Conversion Rights.   The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Series A Non-Voting Exchangeable Perpetual Preferred Stock
General.   On the Closing Date, in connection with the Vantage Acquisition, we issued 140,000 shares of our Series A Preferred Stock, which are divided into 14 equally sized tranches titled Series A-1 through Series A-14 (each, a “Tranche”), for an aggregate purchase price of $1,000,000,000 at a purchase price of $7,142.86 per share (the “Original Issue Price”), pursuant to the terms of the Subscription Agreement between us and PSH, on terms substantially consistent with the Equity Commitment Letter between us and PSH. Each Tranche is initially held through a separate non-U.S. holding entity wholly owned by PSH (each, a “Holding Entity”). The Series A Preferred Stock was issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder, and accordingly constitutes “restricted securities” within the meaning of Rule 144 under the Securities Act. The proceeds from the sale of the Series A Preferred Stock were used to fund a portion of the purchase price for the Vantage Acquisition and to contribute additional equity capital to Vantage for working capital and general corporate purposes following the closing of the acquisition. The terms and conditions of the Series A Preferred Stock are set forth in the Certificate of Designations filed with the Secretary of State of the State of Delaware on June 4, 2026, and filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 5, 2026. The following description is a summary of the material terms of the Series A Preferred Stock and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the Certificate of Designations.
Ranking.   The Series A Preferred Stock ranks pari passu with our common stock in all respects, including with respect to payment rights upon our liquidation, winding up or dissolution. The Series A Preferred Stock carries no liquidation preference. As a result, in the event of our liquidation, winding up or dissolution, holders of the Series A Preferred Stock will participate ratably with holders of our common stock in any distributions of our assets, on an as-exchanged basis, and will not be entitled to any preferential payment or priority over holders of our common stock.
Dividends.   Dividends on the Series A Preferred Stock, if any, may be declared at the sole discretion of a majority of the Disinterested Directors (as defined in the Standstill Agreement) of our board of directors. If declared, dividends will be paid out of the lesser of (i) our assets legally available for the payment of dividends and (ii) pro rata cash dividends that track, on an as-exchanged basis, the dividends or distributions received by us (through our wholly owned subsidiary Howard Hughes Insurance Holdings, LLC) from Vantage.
If, on the Repurchase Date (as defined below under “— Mandatory Repurchase Offer”), we have not met our obligation to repurchase any shares of Series A Preferred Stock, then, until such shares have been repurchased in full and the aggregate repurchase price has been paid, the unpurchased shares of Series A Preferred Stock shall remain outstanding and, beginning on the Repurchase Date, shall bear a dividend at a rate equal to 10% of the Original Issue Price per annum (the “Defaulted Repurchase Dividend Rate”), to the extent permitted under applicable law.
Call Option.   During the period between 60 and 90 days following the end of each of the first seven (7) fiscal years following the Closing Date, or at such other times as may be mutually agreed by us and PSH, we shall have the right, but not the obligation, to repurchase one or more full Tranches (but not a portion of any single Tranche) of the Series A Preferred Stock (the “Call Option”). The repurchase price per share payable by us upon exercise of the Call Option shall be an amount in cash equal to the greater of:
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the sum of (a) the Original Issue Price plus (b) interest, compounded daily, at a rate of 4% per annum of the Original Issue Price through the date of repurchase; and

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the product of (x) 1.5 times the book value of Howard Hughes Insurance Holdings, LLC (excluding non-controlling interests and goodwill and purchase-related intangibles attributable to the completion of the Vantage Acquisition), determined in accordance with GAAP, as of the end of the fiscal year or quarter, as applicable, immediately preceding the exercise of the Call Option, multiplied by (y) the ownership percentage of Howard Hughes Insurance Holdings, LLC represented by such share of Series A Preferred Stock (on an as-exchanged basis).

Following our exercise of the Call Option with respect to any Tranche, the holder(s) of the applicable Series A Preferred Stock shall elect, in consideration for the repurchase price described above, to either (i) transfer such Tranche to us or (ii) transfer to us a Holding Entity that has no assets or liabilities other than such Tranche of Series A Preferred Stock.
Mandatory Repurchase Offer.   We shall offer to repurchase all of the outstanding shares of Series A Preferred Stock upon the occurrence of any of the following events:
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a change of control or reorganization of the Company or Howard Hughes Insurance Holdings, LLC (or any subsidiary of the Company or Howard Hughes Insurance Holdings, LLC that holds a majority of the assets or business of the Company or Howard Hughes Insurance Holdings, LLC), excluding any transactions resulting in the Company or Howard Hughes Insurance Holdings, LLC (or such subsidiary) being majority owned or controlled by PSH or its affiliates;

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a sale of all or substantially all of the assets or business of the Company and its subsidiaries or Howard Hughes Insurance Holdings, LLC, excluding any sales or disposals to PSH or its affiliates; or

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a material breach by us of the Certificate of Designations, subject to a customary cure period.

The repurchase price for each share of Series A Preferred Stock in connection with any such mandatory repurchase offer shall be cash consideration in an amount equal to the greater of (i) the amount that such holder would have been entitled to receive under the Call Option and (ii) if the event triggering the mandatory repurchase offer is a transfer of equity in Vantage, the amount that such holder would have received in such transaction if it had exchanged its Series A Preferred Stock into Buyer Units at the applicable Exchange Ratio (as defined below). In connection with any such mandatory repurchase, the holder(s) of the applicable Series A Preferred Stock shall elect, in consideration for the repurchase price, to either (i) transfer such Series A Preferred Stock to us or (ii) transfer to us a Holding Entity that has no assets or liabilities other than such Series A Preferred Stock.
If, as of the date on which any mandatory repurchase of the Series A Preferred Stock is required (the “Repurchase Date”), our assets legally available for repurchase are insufficient to pay the holders of the outstanding Series A Preferred Stock the full amounts to which they are entitled, such holders’ shares shall be repurchased ratably, in increments of full Tranches, to the extent permitted under applicable law, and such holders shall share ratably in any payments permitted to be made under applicable law. When additional funds of ours become available following the Repurchase Date, we shall use such funds to pay the remaining balance of the aggregate repurchase price in increments of full Tranches to the extent permitted under applicable law. If not all shares of Series A Preferred Stock are repurchased in full when required, the holders of Series A Preferred Stock shall have customary rights and remedies, including the right to prevent us from declaring or paying any distributions, dividends, redemptions or otherwise making funds available in respect of securities that rank pari passu or junior to the Series A Preferred Stock, and we shall use commercially reasonable efforts to take such actions as may be necessary to generate sufficient funds to repurchase the remaining shares of Series A Preferred Stock in full, to the extent permitted under applicable law.
Exchange Rights; Exchange Ratio.   Within sixty (60) days following (i) the end of the seventh (7th) fiscal year following the Closing Date (subject to our exercise of the Call Option as described above) and (ii) the end of each subsequent fiscal year, a holder of Series A Preferred Stock may exchange, in increments of full Tranches, greater than 10% of its shares of Series A Preferred Stock (or, if less than 10% of such holder’s shares remain outstanding, such remaining shares in increments of full Tranches) into Buyer Units of Howard Hughes Insurance Holdings, LLC, at the Exchange Ratio (as defined below), without the payment of additional consideration, upon providing at least fifteen (15) days’ prior written notice to us (the “Exchange Notice”). As a condition to any such exchange, the applicable holder(s) of the Series A Preferred Stock will deliver a voting proxy agreement to PS Inc. in a form substantially similar to the Voting Proxy Agreement, dated August 5, 2025, among PS Inc. and certain of its affiliates. A holder may, in its discretion, satisfy its obligation to transfer Series A Preferred Stock by transferring a Holding Entity that holds the applicable Tranche.
Each share of Series A Preferred Stock will be exchangeable for such number of Buyer Units such that, upon exchange of all outstanding Series A Preferred Stock, the holders of Series A Preferred Stock would own, in the aggregate, a fraction of all issued and outstanding Buyer Units (the “Exchange Ratio”) equal to:
Preferred Stock Capital ÷ Total Capital
where:
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“Preferred Stock Capital” means the sum of (a) the aggregate purchase price of the Series A Preferred Stock (including additional purchases pursuant to the preemptive rights described below), plus (b) all dividends received by us from Vantage that the Series A Preferred Stock would have received on an as-exchanged basis, reduced (but not below zero) by all such dividends passed on to holders of Series A Preferred Stock through a dividend on the Series A Preferred Stock, in each case prior to the date of the applicable exchange, plus (c) if applicable, all dividends owed under the Defaulted Repurchase Dividend Rate, reduced (but not below zero) by all such dividends paid to holders of Series A Preferred Stock; and

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“Total Capital” means the sum of (a) the aggregate purchase price paid for Vantage in the Vantage acquisition, plus (b) any additional capital contributed to Vantage.

The Exchange Ratio will be adjusted proportionately for equity splits, reverse splits, recapitalizations, unit splits and other similar events with respect to the Buyer Units.
Ownership Cap.   In no event will the holders of Series A Preferred Stock be permitted to acquire, in the aggregate, more than 49% of the total Buyer Units outstanding (the “Ownership Cap”) without the approval of a majority of the Disinterested Directors. To the extent the holders of Series A Preferred Stock otherwise have the right to exchange their Series A Preferred Stock and have delivered an Exchange Notice, but are prohibited from completing all or any portion of the exchange due to the Ownership Cap, we will repurchase such excess portion of shares of Series A Preferred Stock requested to be exchanged on the same terms as the mandatory repurchase offer provisions described above.
Protective Provisions.   The Series A Preferred Stock is subject to customary protective provisions. In particular, the consent of a majority-in-interest of the holders of Series A Preferred Stock will be required prior to:
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the creation (by reclassification or otherwise) or issuance of (i) any additional shares or Tranches of the Series A Preferred Stock, (ii) any new class or series of our capital stock having rights, preferences or privileges senior to the Series A Preferred Stock or (iii) any new class or series of equity interests of Howard Hughes Insurance Holdings, LLC having rights, preferences or privileges senior to the Buyer Units;

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the issuance of additional equity interests of Howard Hughes Insurance Holdings, LLC (including any instruments convertible into such equity interests);

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any alteration of the powers, preferences or special rights of the Series A Preferred Stock in a manner that would materially or adversely change the rights or preferences of the Series A Preferred Stock; or

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any amendment of our certificate of incorporation that would reasonably be expected to materially or adversely change the rights or preferences of the Series A Preferred Stock or impede the ability of the holders of the Series A Preferred Stock to realize the benefit of such rights or preferences.

Following the Closing Date, any decisions to be made by us with respect to or affecting the Series A Preferred Stock will be made by a majority of the Disinterested Directors.
Preemptive Rights.   Following the Closing Date, in the event of any contribution of additional capital to Vantage, the holder(s) of the Series A Preferred Stock shall have the right (but not the obligation) to purchase additional shares of Series A Preferred Stock on a pro rata basis (i.e., in such amount that enables the holder(s) to retain their proportionate ownership of Vantage on an as-exchanged basis) at the same price and on the same terms as such additional capital contribution.
Right of First Refusal.   For as long as PSH or any of its affiliates holds shares of Series A Preferred Stock or equity interests of Howard Hughes Insurance Holdings, LLC, PSH shall have a right of first refusal with respect to any proposed secondary sale of any equity securities of Howard Hughes Insurance Holdings, LLC (including any instruments convertible into such equity) to any third party. In addition, PSH shall have a consent right over any primary issuance of additional equity securities of Howard Hughes Insurance Holdings, LLC (including any instruments convertible into such equity). In the event the exercise of the right of first refusal would cause PSH to exceed the Ownership Cap, the underlying proposed sale shall require the consent of a majority-in-interest of the holders of the Series A Preferred Stock.
Registration Rights.   PSH will have customary registration rights pursuant to the Vantage RRA, with respect to the Buyer Units issuable upon exchange of the Series A Preferred Stock, which shall expressly include the right to require us and Howard Hughes Insurance Holdings, LLC to use reasonable best efforts to conduct an initial public offering or direct listing of the Buyer Units concurrently with any exchange of the Series A Preferred Stock for Buyer Units. The registration rights granted to PSH under the Vantage RRA are substantially similar in form to the Common Stock RRA.
Transfer Restrictions.   The Series A Preferred Stock may be transferred, in whole or in increments of full Tranches, subject in each case to compliance with, and the receipt of any approvals required under, applicable insurance laws, federal and state securities laws, and any other applicable laws; provided that, during the first seven (7) fiscal years following the Closing Date, transfers of Series A Preferred Stock shall be made solely to affiliates of PSH. Any transferee of Series A Preferred Stock will be subject to the terms of the Certificate of Designations and the other definitive documents governing the Series A Preferred Stock. A holder may, in its discretion, satisfy any transfer obligation by transferring a Holding Entity that holds the applicable Tranche of Series A Preferred Stock, provided that such Holding Entity has no assets or liabilities other than such Tranche of Series A Preferred Stock.
Voting Rights.   The Series A Preferred Stock is non-voting. Holders of the Series A Preferred Stock shall have no right to vote on any matter submitted to a vote of our stockholders, except to the extent required by applicable law and except as described above under “— Protective Provisions.”
Tax Treatment.   The Series A Preferred Stock is intended to be treated as equity of the Company that is not “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, for U.S. federal, state and local income tax purposes and applicable non-U.S. tax purposes. All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and any other securities issued on account of Series A Preferred Stock) will be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and any amounts withheld will be treated as received by the holders thereof.

Anti-Takeover Effects of Various Provisions of Delaware Law and our Certificate of Incorporation and Bylaws
Provisions of the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or, if the person is an affiliate or an associate of the Company, within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
The Company’s Corporate Governance Guidelines provide that it will grant to any stockholder a waiver of the applicability of Section 203 of the DGCL to the acquisition of up to 40% of the Company’s outstanding voting stock upon the request of such stockholder, subject to the board’s fiduciary duties and applicable law. In connection with the Shareholder Agreement and the issuance of common stock to Pershing Square and its affiliates in May 2025, our board of directors granted a waiver of the provisions of Section 203 of the DGCL to Pershing Square, PS Management GP, LLC, and William Ackman. This waiver permits Pershing Square and its managed funds to increase their collective position in our common stock beyond the 40% threshold previously established, and as of the date of this prospectus, Pershing Square may be deemed to beneficially own 27,852,064 shares of our common stock, representing approximately 46.7% of the outstanding shares.
These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. There also may be dilution of our common stock from the exercise of outstanding warrants, which may materially adversely affect the market price and negatively impact a holder’s investment.
Size of Board and Vacancies
Our Bylaws provide that the number of directors on our board of directors will be fixed exclusively by our board of directors. Pursuant to the Standstill Agreement, so long as the Purchaser Group collectively beneficially owns more than 10% of the outstanding shares of common stock on a fully diluted basis, the size of the Board shall be fixed at 11 members and shall not be changed without the approval of at least 75% of the Board. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of our board of directors then in office, provided that a majority of the total number of directors is present, unless the board of directors otherwise determines that such directorships should be filled by the affirmative vote of the stockholders of record of at least a majority of the voting stock. Any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present. Our Certificate of Incorporation and Bylaws permit stockholders to remove a director or directors with or without cause.
Special Stockholder Meetings
Under our Certificate of Incorporation and Bylaws, our board of directors may call special meetings of our stockholders. A special meeting is also required to be called by the secretary upon written request by stockholders who together hold 15% or more of the voting power of the issued and outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors.
Prohibition of Stockholder Action by Written Consent
Our Certificate of Incorporation and Bylaws expressly prohibit our stockholders from acting by written consent. Stockholder action must take place at an annual or a special meeting of our stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. Notwithstanding the foregoing bylaw procedures, pursuant to the Shareholder Agreement, dated May 5, 2025, by and among the Company, PS Inc. (as successor to Pershing Square Holdco, L.P.) and PSCM, the Purchaser Group has contractual director nomination rights separate from and in addition to the advance notice bylaw procedures. Specifically: (i) so long as the Purchaser Group beneficially owns at least 17.5% of the outstanding shares of common stock on a fully diluted basis, PS Inc. may nominate for election to the Board a number of PS Board Designees equal to 25% of the total number of Board members as constituted after giving effect to such election, rounded up (e.g., three directors on an 11-member Board); (ii) so long as the Purchaser Group beneficially owns at least 10% but less than 17.5% of the outstanding shares of common stock on a fully diluted basis, PS Inc. may nominate a number of PS Board Designees equal to 10% of the total number of Board members as so constituted, rounded up (e.g., two directors on an 11-member Board); and (iii) if the Purchaser Group beneficially owns less than 10% of the outstanding shares of common stock on a fully diluted basis, PS Inc. shall have no right to nominate any PS Board Designees. In addition, so long as the Purchaser Group beneficially owns at least 17.5% of the outstanding shares of common stock on a fully diluted basis and Mr. Ackman serves as a PS Board Designee and is willing to serve, Mr. Ackman shall serve as Executive Chairman of the Board. The Shareholder Agreement also grants the Purchaser Group (a) subscription rights to purchase shares of common stock on the same price and terms as any future issuances to third parties and (b) consent rights, effective from and after the time PS Inc. completes an initial public offering, over certain material transactions, including significant asset acquisitions or dispositions, certain debt incurrence above a specified threshold, material changes to the Company’s business strategy, and changes to the authority of the Executive Chairman or Chief Investment Officer, in each case subject to the terms and conditions of the Shareholder Agreement.
No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
Limitation of Liability and Indemnification Matters
Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:
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for any breach of the director’s duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

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for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
Our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.
We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and certain executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.
New York Stock Exchange
Our common stock is listed on The New York Stock Exchange under the symbol “HHH.”
DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.
The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares. As described in more detail below under “— Director Warrant Issued April 20, 2026,” as of the date of this prospectus, warrants to purchase 1,131,273 shares of our common stock are outstanding. We may offer additional warrants separately or together with one or more additional warrants, debt securities, common stock, preferred stock or depositary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any additional warrants we may offer:
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the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation and terms of any equity securities purchasable upon exercise of the warrants;

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the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities, common stock, preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

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the number of shares of common stock, the number of shares of preferred stock or the number of depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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any redemption or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

Director Warrants Issued April 20, 2026
General.   On April 20, 2026 (the “Warrant Effective Date”), we entered into the Warrant Agreement with the Warrantholder, with Marc Grandisson serving as the Manager of the Warrantholder. Pursuant to the Warrant Agreement, we granted and sold to the Warrantholder the Director Warrant to acquire up to 1,131,273 Warrant Shares, at an exercise price of $100.00 per Warrant Share, for a cash purchase price of $10,000,000 (equal to $8.84 per Warrant Share). The Director Warrant was issued in connection with the appointment of Marc Grandisson to our board of directors following the resignation of Ben Hakim, with Mr. Grandisson having been designated to fill such vacancy by PS Inc., pursuant to the Shareholder Agreement, dated as of May 5, 2025, by and between the Company and PS Inc. The Director Warrant was issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder, and accordingly constitutes a “restricted security” within the meaning of Rule 144 under the Securities Act. The Warrantholder is an accredited investor within the meaning of Rule 501 of Regulation D. The following description is a summary of the material terms of the Director Warrant and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the full text of the Warrant Agreement, a form of which was filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on April 21, 2026.
Exercise Period.   The Director Warrant may only be exercised on or after April 20, 2030 (the fourth anniversary of the Warrant Effective Date) (the “Initial Exercise Date”) and on or prior to April 20, 2031 (the fifth anniversary of the Warrant Effective Date) (the “Expiration Date”), after which date the Director Warrant will terminate as to any unexercised portion. The Director Warrant may be exercised with respect to all or any portion of the Warrant Shares during the exercise period.
Manner of Exercise.   The Director Warrant may only be exercised during our normal business hours on any Business Day (any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed) by surrender of the Director Warrant to us at our office, accompanied by a duly executed notice of exercise. The Warrantholder may exercise the Director Warrant using either of the following methods:
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Cash Exercise.   The Warrantholder may pay the aggregate exercise price in cash (by check or wire transfer in immediately available funds) equal to the exercise price multiplied by the number of Warrant Shares being purchased.

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Cashless Exercise.   In lieu of cash payment, the Warrantholder may elect a cashless (net value) exercise, in which case the Warrantholder will receive, without any cash payment, a number of Warrant Shares having an aggregate Market Value (as defined below) on the date of exercise equal to the difference between the Market Value of the Warrant Shares being exercised and the aggregate exercise price therefor. “Market Value” means the average of the daily volume-weighted average trading prices of our common stock during the thirty (30) consecutive trading days ending on the trading day prior to the date of exercise.
As soon as reasonably practicable after each exercise of the Director Warrant, and in any event within five (5) Business Days, we will issue and deliver to the Warrantholder the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which the Warrantholder is entitled, either by stock certificate (with appropriate restrictive legends, as applicable) or by electronic transmission through the Depository Trust Company’s Deposit/Withdrawal at Custodian (DWAC) system. In the event of a partial exercise, a new warrant document will be issued to the Warrantholder representing the remaining unexercised Warrant Shares. No fractional shares of our common stock will be issued upon exercise of the Director Warrant; in lieu thereof, we will pay cash equal to the product of the applicable fraction multiplied by the fair market value of one share of our common stock on the date of exercise, as determined in good faith by our board of directors.
Limitations on Exercise; Extension.   If the Warrantholder is prohibited from exercising the Director Warrant, in whole or in part, due to the necessity of obtaining any required governmental or regulatory approval (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, applicable insurance laws, or other applicable law), and the Warrantholder is using reasonable best efforts to obtain such approval, the Expiration Date will be extended on a day-for-day basis for the period during which such prohibition is in effect, provided that such extension shall not exceed eighteen (18) months. We are required to use reasonable best efforts to cooperate with the Warrantholder in connection with obtaining any such approval.
Adjustments.   The number of Warrant Shares issuable upon exercise of the Director Warrant and the exercise price are subject to adjustment upon the occurrence of the following events, as determined in good faith by our board of directors:
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Fundamental Transactions.   If we effect any merger or consolidation in which we are not the surviving entity, any sale of all or substantially all of our assets, any tender or exchange offer resulting in a third party acquiring more than 50% of our voting power, any other business combination (other than an underwritten offering, registered direct offering, private placement or other transaction with the primary purpose of financing) pursuant to which another person acquires more than 50% of our voting power, or any reclassification or compulsory share exchange of our common stock (each, a “Fundamental Transaction”), the Warrantholder will have the right, upon exercise of the Director Warrant after such Fundamental Transaction, to receive the same amount and kind of securities, cash or property that it would have been entitled to receive had it been a holder of the number of Warrant Shares issuable upon full exercise of the Director Warrant immediately prior to the Fundamental Transaction (the “Alternate Consideration”). We may not effect a Fundamental Transaction in which we are not the surviving entity, or in which the Alternate Consideration includes securities of another person, unless such other person assumes our obligations under the Director Warrant or, if the Alternate Consideration is solely cash, the Director Warrant is simultaneously settled through a cashless exercise.

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Stock Splits, Stock Dividends and Recapitalizations.   The exercise price and the number of Warrant Shares will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or similar event affecting the number of outstanding shares of our common stock. In addition, if we declare or make any dividend or other distribution to all holders of our common stock of any securities, assets, property, rights or equity interests (including shares of capital stock of any of our subsidiaries or other business units), upon any subsequent exercise of the Director Warrant, the Warrantholder will be entitled to receive, without additional payment, the amount and kind of such securities, assets, property, rights or equity interests that the Warrantholder would have received had it been the holder of record of the Warrant Shares immediately prior to the record date for such distribution.

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Issuances at Below-Market Prices.   If we issue shares of our common stock, or securities exercisable, convertible or exchangeable into shares of our common stock, at a price per share (or having a conversion price per share) less than 90% of the Market Value as of the last trading day preceding the date of the pricing agreement for such issuance (other than issuances as consideration for or to fund acquisitions, in connection with employee benefit plans approved by the board, or in connection with broadly marketed public offerings conducted by us on customary market terms), the number of Warrant Shares will be increased, and the exercise price will be correspondingly reduced, pursuant to a broad-based weighted average antidilution formula.
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Other Distributions.   If we set a record date for a distribution to all holders of our common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (other than those covered by the adjustments described above), the exercise price will be reduced, and the number of Warrant Shares correspondingly increased, to reflect the per share value of such distribution. No adjustment will be made to the exercise price or number of Warrant Shares for cash dividends paid on our common stock.

Transfer Restrictions.   The Director Warrant may not be sold, pledged, hedged, assigned or transferred in any manner without our prior written consent prior to the Initial Exercise Date, except that the Warrantholder may transfer the Director Warrant without our consent to the following permitted transferees (each, a “Permitted Transferee”), so long as the transferee agrees to be subject to the terms of the Warrant Agreement: (i) the estate of Marc Grandisson; (ii) the spouse, children, grandchildren or spouses of such children or grandchildren of Marc Grandisson, or trusts for the benefit of Marc Grandisson or any such persons; (iii) any entity wholly owned by Marc Grandisson; (iv) any charitable remainder trust, charitable lead trust or donor-advised fund established by Marc Grandisson; and (v) any revocable trust of Marc Grandisson. In addition, neither the Warrantholder nor any Permitted Transferee may hedge or enter into any derivative or other transaction with respect to the Warrant Shares prior to the Initial Exercise Date. On and after the Initial Exercise Date, transfers of the Director Warrant are subject to applicable securities laws.
No Voting or Other Shareholder Rights.   Prior to the issuance of a stock certificate or book-entry representing the Warrant Shares upon exercise, the Warrantholder has no voting rights or other rights as a stockholder of the Company by virtue of holding the Director Warrant.
Registration Rights.   On and after the Initial Exercise Date, if we propose to register any of our equity securities under the Securities Act (other than on Form S-4 or Form S-8 or any successor form), whether for our own account or for the account of any other holder, we are required to give prompt written notice to the Warrantholder and, upon timely written request, include in such registration all Warrant Shares that the Warrantholder requests to be included, on the same terms and conditions as the other securities being sold in such registration. If the managing underwriter of any underwritten offering determines that inclusion of all such shares would materially and adversely affect the offering, the number of shares to be included in the registration will be reduced in the following order of priority: (i) first, all securities being sold by us for our own account; (ii) second, all shares requested by the Warrantholder and any other persons with similar piggyback registration rights, on a pro rata basis; and (iii) third, any other holders of our securities requesting such registration, on a pro rata basis. All registration expenses (other than underwriting discounts and commissions and transfer taxes attributable to the Warrantholder’s sale of Warrant Shares) will be borne by us. We and the Warrantholder have agreed to enter into a customary Registration Rights Agreement containing customary mutual indemnification, contribution, holdback, market standoff and cooperation provisions, substantially consistent with the Registration Rights Agreement entered into between us and PS Inc. on May 5, 2025, which upon execution and delivery will supersede the registration rights provisions of the Warrant Agreement.
Governing Law.   The Director Warrant is governed by the laws of the State of Delaware. All disputes arising from or relating to the Director Warrant are subject to the exclusive jurisdiction of the Delaware Court of Chancery (or, if the Court of Chancery does not have subject matter jurisdiction, the state courts of Delaware or the United States District Court for the District of Delaware).

FORMS OF SECURITIES
Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below. The Series A Preferred Stock and the Director Warrant described elsewhere in this prospectus were not issued in global or book-entry form and are not subject to the depositary arrangements described in this section.
Registered Global Securities
We may issue the registered debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
PLAN OF DISTRIBUTION
We may sell securities:
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to or through underwriters;

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through dealers;

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through agents;

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directly to purchasers; or

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through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Mayer Brown LLP.
EXPERTS
The consolidated financial statements of Howard Hughes Holdings Inc. appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Howard Hughes Holdings Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The audited historical financial statements of Vantage Group Holdings Ltd. incorporated in this Prospectus by reference to Howard Hughes Holdings Inc.’s Current Report on Form 8-K/A dated July 15, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

HOWARD HUGHES HOLDINGS INC.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Purchase Units
Warrants

PROSPECTUS

August 14, 2026

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.
SEC registration fee	$(1)
Printing and engraving	(2)
Accounting services	(2)
Legal fees of Registrant’s counsel	(2)
Transfer agent’s, trustee’s and depositary’s fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)
Deferred in reliance upon Rules 456(b) and 457(r).

(2)
These fees will be calculated based on the securities offered and the number of issuances and distributions of the offered securities and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Section 102 of the DGCL permits a corporation to eliminate or limit the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit. A 2022 amendment to Section 102(b)(7) further permits a corporation to eliminate or limit the personal liability of certain senior officers to the corporation’s stockholders for monetary damages for a breach of fiduciary duty of care in any direct action (i.e., an action brought by or in the name of the stockholder in such stockholder’s capacity as such), subject to the same exceptions applicable to directors and with the additional limitation that officer exculpation does not apply to any action brought by or in the right of the corporation (including derivative claims). The Registrant’s certificate of incorporation provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s certificate of incorporation provides that it will indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The Registrant’s certificate of incorporation also provides that the Registrant will indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware shall deem proper.
The Registrant has entered into indemnification agreements with each of its directors and certain of its officers pursuant to the Registrant’s standard form of indemnification agreement, which provides for indemnification of the indemnitee to the fullest extent permitted by applicable law, including the advancement of expenses incurred in connection with any proceeding for which the indemnitee may be entitled to indemnification. In connection with the appointment of Marc Grandisson as a director of the Registrant in April 2026, the Registrant also entered into a supplemental indemnification agreement with Mr. Grandisson pursuant to which the Registrant agreed to indemnify Mr. Grandisson against certain claims relating to his prior employment. The form of the Registrant’s standard indemnification agreement was filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on November 12, 2010, and the supplemental indemnification agreement was filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 21, 2026.
The Registrant maintains a directors’ and officers’ liability insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, Section 145(g) of the DGCL, as amended effective February 7, 2022, expressly authorizes a corporation to purchase and maintain such insurance through a captive insurance company directly or indirectly owned, controlled or funded by the corporation, subject to certain conduct exclusions and procedural requirements set forth in the DGCL.

Item 16.   Exhibits.
Exhibit No.	Description
1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Howard Hughes Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 11, 2023)
3.1(a)	Certificate of Designations of Non-Voting Exchangeable Perpetual Preferred Stock of Howard Hughes Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 5, 2026)
3.2	Amended and Restated Bylaws of Howard Hughes Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed August 11, 2023)
4.1	Indenture, dated as of February 17, 2026, by and between The Howard Hughes Corporation and Computershare Trust Company, N.A., as trustee, relating to the 5.875% Senior Notes due 2032 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 17, 2026)
4.2	Indenture, dated as of February 17, 2026, by and between The Howard Hughes Corporation and Computershare Trust Company, N.A., as trustee, relating to the 6.125% Senior Notes due 2034 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed February 17, 2026)
4.3	Description of Securities of Howard Hughes Holdings Inc. (filed herewith)
4.4	Equity Commitment Letter, dated December 17, 2025, between Howard Hughes Holdings Inc. and Pershing Square Holdings, Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 18, 2025)
4.4(a)	Subscription Agreement, dated as of June 4, 2026, by and between Howard Hughes Holdings Inc., Pershing Square Holdings, Ltd., and Howard Hughes Insurance Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 5, 2026)
4.4(b)	Registration Rights Agreement (Buyer Units), dated as of June 4, 2026, by and among Howard Hughes Holdings Inc., Pershing Square Holdings, Ltd. and Howard Hughes Insurance Holdings, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 5, 2026)
4.5	Warrant Agreement, dated April 20, 2026, between Howard Hughes Holdings Inc. and MGFT Investments LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 21, 2026)
4.6	Form of Senior Indenture (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed August 11, 2023)
4.7	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 filed August 11, 2023)
4.8*	Form of Senior Note
4.9*	Form of Subordinated Note
4.10*	Form of Deposit Agreement
4.11*	Form of Purchase Contract Agreement
4.12*	Form of Unit Agreement
5.1	Opinion of Mayer Brown LLP
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1)
23.3	Consent of PricewaterhouseCoopers LLP, Independent Auditors

Exhibit No.	Description
24.1	Powers of Attorney (included on the signature pages to the Registration Statement)
25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture
25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture
107	Filing Fee Table

*
To be filed by amendment or by a Current Report on Form 8-K.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.   Undertakings.
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Filing Fee Table” filed as Exhibit 107 to the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That, for purposes of determining any liability under the Securities Act:

(i)
the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)
each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of The Woodlands, State of Texas, on August 14, 2026.
HOWARD HUGHES HOLDINGS INC.
By: /s/ DAVID O’REILLY Name: David O’Reilly Title: Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Howard Hughes Holdings Inc., hereby severally constitute and appoint David O’Reilly, Carlos Olea and Joseph Valane, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Howard Hughes Holdings Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ DAVID O’REILLY David O’Reilly	Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2026
/s/ CARLOS A. OLEA Carlos A. Olea	Chief Financial Officer (Principal Financial Officer)	August 14, 2026
/s/ ELENA VERBINSKAYA Elena Verbinskaya	Chief Accounting Officer (Principal Accounting Officer)	August 14, 2026
/s/ WILLIAM ACKMAN William Ackman	Director (Executive Chairman of the Board)	August 14, 2026
/s/ DAVID EUN David Eun	Director	August 14, 2026
/s/ MARC GRANDISSON Marc Grandisson	Director	August 14, 2026

Signature	Title	Date
/s/ RYAN ISRAEL Ryan Israel	Director and Chief Investment Officer	August 14, 2026
/s/ THOM LACHMAN Thom Lachman	Director	August 14, 2026
/s/ SUSAN PANUCCIO Susan Panuccio	Director	August 14, 2026
/s/ R. SCOT SELLERS R. Scot Sellers	Director	August 14, 2026
/s/ MARY ANN TIGHE Mary Ann Tighe	Director	August 14, 2026
/s/ JEAN-BAPTISTE WAUTIER Jean-Baptiste Wautier	Director	August 14, 2026
/s/ ANTHONY WILLIAMS Anthony Williams	Director	August 14, 2026